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UJB FINANCIAL CORP.                                                                                 Exhibit (28)E
CONSOLIDATED AVERAGE BALANCE SHEETS WITH RESULTANT INTEREST AND RATES
(Tax-equivalent basis, dollars in thousands)

                                                               Three Months Ended March 31,
                                              -------------------------------------------------------------
                                                             1995                            1994
                                              -----------------------------   -----------------------------
                                                Average             Average     Average             Average
                                                Balance    Interest  Rate       Balance    Interest  Rate
                                              ------------ -------- -------   ------------ -------- -------
ASSETS
Interest earning assets:
  Federal funds sold and securities purchased
    under agreements to resell               $      8,735 $     136   6.31 % $     14,848 $     202   5.52 %
  Interest bearing deposits with banks             15,370       229   6.04         20,598       157   3.09
  Trading account securities                       18,707       274   5.94         29,530       289   3.97
  Investment securities available for sale        205,933     3,432   6.67      1,083,194    13,656   5.04
  Investment securities:
    U.S. Government and Federal agencies        1,939,294    28,848   5.95      1,664,600    24,385   5.86
    States and political subdivisions             321,688     8,040  10.00        301,167     8,341  11.08
    Other securities                            1,728,868    26,318   6.09      1,260,325    16,208   5.14
                                              ------------ -------- -------   ------------ -------- -------
      Total investment securities               3,989,850    63,206   6.34      3,226,092    48,934   6.07
                                              ------------ -------- -------   ------------ -------- -------
  Loans:
    Commercial                                  4,575,110    98,094   8.70      4,259,989    73,290   6.98
    Mortgage                                    2,831,758    57,841   8.17      2,473,165    47,761   7.72
    Instalment                                  2,242,053    47,829   8.65      2,009,828    38,829   7.84
                                              ------------ -------- -------   ------------ -------- -------
      Total loans                               9,648,921   203,764   8.56      8,742,982   159,880   7.42
                                              ------------ -------- -------   ------------ -------- -------
      Total interest earning assets            13,887,516   271,041   7.92     13,117,244   223,118   6.90
                                              ------------ -------- -------   ------------ -------- -------
Non-interest earning assets:
  Cash and due from banks                         840,231                         854,591
  Allowance for loan losses                      (216,672)                       (249,677)
  Other assets                                    652,571                         581,769
                                              ------------                    ------------
      Total non-interest earning assets         1,276,130                       1,186,683
                                              ------------                    ------------
TOTAL ASSETS                                 $ 15,163,646                    $ 14,303,927
                                              ============                    ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities:
  Savings deposits                           $  5,190,038    28,961   2.26   $  5,559,499    27,324   1.99
  Other time deposits                           3,773,049    44,853   4.82      3,097,913    29,116   3.81
  Commercial certificates of deposit
    $100,000 and over                             454,357     6,387   5.70        264,983     1,872   2.87
                                              ------------ -------- -------   ------------ -------- -------
      Total interest bearing deposits           9,417,444    80,201   3.45      8,922,395    58,312   2.65
                                              ------------ -------- -------   ------------ -------- -------
  Commercial paper                                 50,047       706   5.72         36,068       272   3.06
  Other borrowed funds                          1,198,364    21,313   7.21      1,089,223    10,804   4.02
  Long-term debt                                  205,904     4,406   8.56        214,789     4,603   8.57
                                              ------------ -------- -------   ------------ -------- -------
    Total interest bearing liabilities         10,871,759   106,626   3.98     10,262,475    73,991   2.92
                                              ------------ -------- -------   ------------ -------- -------
Non-interest bearing liabilities:
  Demand deposits                               2,940,054                       2,805,495
  Other liabilities                               225,431                         194,295
                                              ------------                    ------------
    Total non-interest bearing liabilities      3,165,485                       2,999,790
Shareholders' equity                            1,126,402                       1,041,662
                                              ------------                    ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $ 15,163,646                    $ 14,303,927
                                              ============                    ============
Net Interest Income (tax-equivalent basis)                  164,415   3.94 %                149,127   3.98 %
                                                                    =======                         =======
Tax-equivalent basis adjustment                              (3,524)                         (3,824)
                                                           ---------                       ---------
Net Interest Income                                       $ 160,891                       $ 145,303
                                                           =========                       =========
Net Interest Income as a Percent of Interest
  Earning Assets (tax-equivalent basis)                               4.80 %                          4.61 %
                                                                    =======                         =======

Note: The tax-equivalent adjustment was computed based on a Federal income tax rate of 35% for 1995 and 1994.

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